UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 21, 2007

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kim Davis

On February 21, 2007, the Board of Directors of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, accepted the resignation of Kim G. Davis from the Board of Directors of Wabtec. Mr. Davis had served as a director of Wabtec since 1997. Mr. Davis’s departure is not related to any dispute with Wabtec, nor is it related to any accounting or financial reporting issue.

Appointment of Nickolas Vande Steeg

On February 21, 2007, the Board of Directors of Wabtec appointed Nickolas W. Vande Steeg to its Board of Directors. Mr. Vande Steeg will replace Mr. Davis in the class of directors whose term of office will expire at the 2009 Annual Meeting of Stockholders when he will stand for election. Mr. Vande Steeg is the former president and chief operating officer of Parker Hannifin Corporation. Mr. Vande Steeg joined Parker Hannifin in 1971 and held various executive and management positions, including executive vice president and chief operating officer, with responsibility for all of Parker Hannifin’s industrial groups. Mr. Vande Steeg retired from Parker Hannifin at the end of 2006.

As a non-employee director of Wabtec, Mr. Vande Steeg is eligible to participate in Wabtec’s Amended and Restated 1995 Non-Employee Directors’ Fee and Stock Option Plan. Under this plan, Mr. Vande Steeg received 5,000 stock options (vesting one-third on each subsequent anniversary date). Mr. Vande Steeg has not been appointed to any committees of the Board of Directors, and Mr. Vande Steeg has not participated in any transactions with Wabtec that are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On February 23, 2007, Wabtec issued a press release announcing the resignation of Mr. Davis and the appointment of Mr. Vande Steeg, which press release is attached hereto a Exhibit 99.1.

Grant of Restricted Shares to Executive Officers

On February 21, 2007, the Board of Directors approved a grant of restricted shares to the company’s executive officers under its 2000 Stock Incentive Plan (the “Plan”). Each executive officer was granted the number of restricted shares set forth opposite his name below. The shares vest ratably at 25% per year over the next four years on February 21, 2008, February 21, 2009, February 21, 2010 and February 21, 2011, provided that the officer is still employed at Wabtec. The average (high and low) of Wabtec’s common stock on February 21, 2007 was $33.86.

Executive Officer	Shares
Al Neupaver	28,000
Alvaro Garcia-Tunon	9,000
Barry Pennypacker	7,500
Tony Carpani	6,000
Tim Logan	6,000

Scott Wahlstrom	6,000
Mark Cox	5,000
Tim Wesley	4,000
Pat Dugan	3,000
Dave Seitz	2,000
Keith Hildum	2,000
George Socher	1,000

Consistent with the terms of the Plan, the restricted share agreements provide that upon the occurrence of certain events regarding changes of ownership of Wabtec as defined in Section 8(A) of the Plan, to the extent that the shares have not been forfeited, the restrictions will lapse and a certificate for such shares will be issued to the grantee. Other terms of the awards are also consistent with the Plan’s provisions related to restricted share grants, including the lapse of restrictions in the event of death or disability.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit:

Exhibit No.	Description
99.1	Press release dated February 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: February 27, 2007

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press release dated February 23, 2007	Filed herewith.